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                                                                EXHIBIT 23.11





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 1997 on the combined financial statements of Chesrown Automotive Group included in Republic Industries, Inc.'s Form 8-K dated June 13, 1997 and to all references to our Firm included in this registration statement.


/s/ BAILEY SAETVEIT & CO. P.C.

BAILEY SAETVEIT & CO. P.C.


Englewood, Colorado
December 17, 1997